Exhibit 23.2

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM CONSENT

We consent to the use in this Registration Statement on Form S-1/A5 of our report dated March 29, 2012 with respect to the audited balance sheets of Oro East Mining, Inc. as of December 31, 2011 and 2010 and the related statements of expenses, stockholders’ equity and cash flows for the years then ended.

We also consent to the reference to us under the heading “Experts” in this registration statement.

/s/ MaloneBailey, LLP

MaloneBailey, LLP
www.malone-bailey.com
Houston, Texas

June 11, 2012